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                                                                   EXHIBIT 10.12

October 1, 2002


VIA FEDERAL EXPRESS
-------------------

Mr. Ronald J. McEvoy

Dear Ron:

This letter agreement will confirm the understanding we have reached regarding your employment separation from Midas International Corporation ("Midas"). The terms of the employment separation are as follows:

     1. Your last day of active employment with Midas was May 28, 2002 (the "Separation Date"). Effective as of the Separation Date, you formally resigned as an officer of Midas, Inc., Midas and all direct and indirect subsidiaries of Midas.

     2. You will be provided with six (6) months of severance allowance in the form of base salary and auto allowance continuation beginning on the first calendar day after the Separation Date. This severance allowance will be subject to normal Federal, State (where applicable) and FICA withholdings.

     3. During the six (6) month severance period, you (and your covered dependents, if applicable) will continue to participate in and be covered by the company's medical, dental and basic life insurance plans under the same terms and conditions as the company's active employees. The applicable employee medical and dental coverage contributions will be deducted from your severance payments. After the severance period, you may continue the group medical and dental coverage at your own expense for up to eighteen (18) months. You can expect further correspondence from the company's Human Resources Department on this matter as well as life insurance conversion information.

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Mr. Ronald J. McEvoy
October 1, 2002
Page 2

     4. Immediately following the Separation Date, you will no longer be eligible to participate in or be covered under any of the company's other welfare or pension programs (e.g., short and long term disability, travel accident, Retirement Savings Plan (RSP), pension, supplemental and dependent life) other than those referenced in paragraph 2 above.

     5. Any distribution to which you are entitled under the Non-Qualified Deferred Compensation Plan will be made in the manner previously elected by you.

     6. You will be paid for any vacation time earned but not taken during calendar year 2002, pro-rated as of the Separation Date.

     7. Your rights with respect to any vested stock options owned by you on the Separation Date will be subject to the terms of your Nonqualified Stock Option Agreement(s).

     8. You will be provided with executive outplacement assistance from a service selected by Midas.

     9. As you are aware, you previously executed a Promissory Note dated March 17, 1999, in the original principal amount of Eight Hundred Thousand Nine and 06/100 Dollars ($800,009.06) in favor of Midas (the "Stock Note") in order to acquire 35,655 shares of restricted stock as part of Midas' Executive Stock Ownership Program. The Stock Note was, in accordance with its terms, due and payable in full on or before the one (1) month anniversary of the Separation Date (the "Maturity Date"). However, in order to help finance your payment obligation to Midas under the Stock Note, Midas will agree to accept, in full satisfaction of the Stock Note balance, an amount equal to the Fair Market Value of the Shares (as defined below). For purposes of the foregoing, the "Fair Market Value of the Shares" means the product of
          (i) 35,655 multiplied by (ii) the officially-quoted closing selling price of a share of Midas, Inc. common stock on the principal securities exchange on which such shares are then listed for trading, on September 19, 2002 (i.e., $6.60 per Share). Upon receipt of the foregoing payment, Midas will forgive the amount, if any, by which the face value of the Stock Note exceeds the amount remitted to Midas under this paragraph 9. In addition, Midas will pay you an amount equal to your taxes resulting from the forgiveness of the remainder of the Stock Note plus your taxes on such tax reimbursement payment promptly after presentation to Midas of reasonable documentation of the amounts of such taxes. Midas may withhold from such payments taxes which Midas is required to pay or withhold on your behalf with respect to such forgiveness and payments to you.

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Mr. Ronald J. McEvoy
October 1, 2002
Page 3


     10. In partial consideration of the agreements of Midas contained herein, you agree to execute the attached General Release concurrently with your execution of this letter agreement.

     11. Also in partial consideration of the agreements of Midas contained herein, you must, at all times from and after the Separation Date, refrain from disparaging or otherwise making any negative public statements or remarks regarding: (i) Midas or any of its parent corporations, subsidiaries, affiliates or franchisees, or any of their respective shareholders, directors, officers, members, managers, employees, representatives, agents, successors or assigns, (ii) any of Midas' branded or non-branded products or services, whether now offered or hereafter developed, or (iii) the Midas name or system generally. In addition, at all times from and after the Separation Date until the first (1st) anniversary thereof, you must refrain from soliciting or encouraging, whether directly or indirectly through a third party, any current employee of Midas to leave or otherwise terminate his or her employment with Midas for any reason.

     12. Also in partial consideration of the agreements of Midas contained herein, you must, at all times from and after the date of this General Release, maintain in the strictest of confidence, and refrain from disclosing to or discussing with any third party for any purpose whatsoever: (a) any confidential and proprietary information of Midas which was made known to you as a result of your employment with Midas, or (b) any of the terms of this letter agreement (other than to your legal, business or accounting advisors, and except as may be required by law).

     You agree that you have carefully read and fully understand the provisions of this letter agreement and that you have had the opportunity to consult with an attorney of your choice regarding its implications. This letter agreement sets forth the entire agreement between you and Midas, and you agree that you have not relied upon any representation, written or oral, not contained herein. This letter agreement supersedes all other prior agreements or understandings between you and Midas. This agreement shall inure to the benefit of and be binding upon your heirs, executors, administrators, successors and assigns, and shall inure to the benefit of Midas' administrators, representatives, successors and assigns.

     This letter agreement is being entered into and is to be performed within the State of Illinois and shall be governed by Illinois law. Any dispute under this letter agreement shall be subject to binding arbitration before the American Arbitration Association in Chicago, Illinois.

     Please confirm your understanding of and agreement with the foregoing terms by signing this letter agreement where indicated below and returning the executed original to me on or before October 8, 2002. In the event that we do not receive your signed confirmation

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Mr. Ronald J. McEvoy
October 1, 2002
Page 4


     on or before that date, this letter agreement shall be immediately and automatically revoked and rescinded and shall be of no further force or effect.

     Very truly yours,

     MIDAS INTERNATIONAL CORPORATION



     William M. Guzik
     Senior Vice President and
     Chief Financial Officer

     UNDERSTOOD AND AGREED TO
     this 1st day of October, 2002.

     /s/ Ronald J. McEvoy
     -----------------------------------
     Ronald J. McEvoy

                                 GENERAL RELEASE


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Mr. Ronald J. McEvoy
October 1, 2002
Page 5


     The undersigned, RONALD J. MCEVOY ("McEvoy"), for and in consideration of the mutual promises and covenants contained in that separate letter agreement by and between McEvoy and MIDAS INTERNATIONAL CORPORATION (the "Company") dated October 1, 2002 (the "Letter Agreement") and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, hereby releases and forever discharges the Company, its officers, directors, representatives, agents, employees, and insurers, and its related and affiliated entities, and their officers, directors, representatives, agents, employees, and insurers (hereinafter collectively and individually "Releasees") from any and all rights, claims, demands, debts, dues, sums of money, accounts, attorneys' fees, complaints, judgments, executions, actions and causes of action of any nature whatsoever, cognizable at law or equity, which McEvoy now has or claims or might hereafter have or claim, against Releasees based upon or arising out of any matter or thing whatsoever prior to the execution of this General Release, including but not limited to, any rights, claims, complaints or actions or causes of action which were or could have been asserted by McEvoy arising out of or related to (i) that certain employment offer letter dated August 31, 1998, from Midas, Inc. to McEvoy, (ii) that certain Change in Control Agreement dated September 21, 1998, by and between McEvoy and Midas, Inc., as amended, and (iii) his employment by the Company or his separation therefrom, or under any local, state or federal law dealing with employment discrimination including the Illinois Human Rights Act, the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Vocational Rehabilitation Act of 1973, the Americans with Disabilities Act, and any and all claims for retaliatory or wrongful discharge, it being the intention of both parties to make this release as broad and general as the law provides. McEvoy acknowledges and agrees that this release, the release contained in the next paragraph, and the covenant not to sue, are essential terms of the Letter Agreement and that, without this release and covenant not to sue, no agreement would have been reached.

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Mr. Ronald J. McEvoy
October 1, 2002
Page 6


     SPECIFICALLY INCLUDED IN MCEVOY'S AGREEMENT TO RELEASE AND DISCHARGE THE COMPANY ARE ANY AND ALL RIGHTS AND CLAIMS MCEVOY MAY HAVE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, 29 U.S.C. SEC 621 AND FOLLOWING ("ADEA"), AS OF THE DATE MCEVOY SIGNS THIS GENERAL RELEASE. THIS PARAGRAPH DOES NOT WAIVE RIGHTS OR CLAIMS THAT MAY ARISE AFTER THE DATE THIS GENERAL RELEASE IS SIGNED. MCEVOY AGREES THAT THIS GENERAL RELEASE AND THE LETTER AGREEMENT PROVIDE BENEFITS TO WHICH HE IS NOT OTHERWISE ENTITLED AND THAT THE COMPANY HAS HEREBY ADVISED MCEVOY TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS GENERAL RELEASE.

     MCEVOY HAS BEEN PROVIDED WITH A MIMIMUM OF TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER WHETHER TO SIGN THIS GENERAL RELEASE AND WAIVE AND RELEASE ALL CLAIMS AND RIGHTS ARISING UNDER THE ADEA. MCEVOY UNDERSTANDS AND AGREES THAT HE HAS SEVEN (7) DAYS AFTER EXECUTION OF THIS GENERAL RELEASE WITHIN WHICH TO REVOKE IT. ANY SUCH REVOCATION MUST BE MADE IN WRITING AND DELIVERED TO THE GENERAL COUNSEL OF THE COMPANY BY 5:00 P.M. ON THE SEVENTH (7TH) DAY FROM EXECUTION OF THIS GENERAL RELEASE. REVOCATION OF THIS GENERAL RELEASE BY MCEVOY SHALL, WITH NO ACTION REQUIRED TO BE TAKEN BY THE COMPANY, ALSO CAUSE THE LETTER AGREEMENT TO BE AUTOMATICALLY REVOKED AND RESCINDED AND SHALL RESULT IN THE AUTOMATIC AND IMMEDIATE TERMINATION OF MCEVOY'S EMPLOYMENT EFFECTIVE AS OF THE DATE OF THE LETTER AGREEMENT.

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Mr. Ronald J. McEvoy
October 1, 2002
Page 7


     To the maximum extent permitted by law, McEvoy covenants not to sue or to institute, or cause to be instituted, any action or other proceeding in any Federal State, or local agency or court against the Company or any of the Releasees, concerning any matter or matters released in the preceding paragraphs.

     This General Release shall be governed by and construed in accordance with the Laws of the State of Illinois.

     McEvoy acknowledges and agrees that he has carefully read and understands this General Release, has been represented by counsel of his choosing who has reviewed this General Release and advised him regarding its terms. McEvoy further states that, based on his careful reading of this General Release and his knowledge of the contents hereof, and upon the advice of his attorney, he freely and voluntarily assents to all the terms and conditions hereof, and is signing this General Release as his free act.

     IN WITNESS WHEREOF, McEvoy has executed this General Release at Itasca, Illinois, this 1st day of October, 2002.

                                                   /s/ Ronald J. McEvoy
                                                   -----------------------------
                                                   RONALD J. MCEVOY